UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C.  20549


                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

                             -----------------------

                Date of Report (Date of earliest event reported):
                                December 2, 2008


                         United States Steel Corporation
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             (Exact name of registrant as specified in its charter)


       Delaware                1-16811               25-1897152
   ---------------     ----------------------    -------------------
   (State or other        (Commission File          (IRS Employer
   jurisdiction of             Number)           Identification No.)
    incorporation)

        600 Grant Street, Pittsburgh, PA            15219-2800
       ----------------------------------           ----------
         (Address of principal executive            (Zip Code)
                    offices)

                                 (412) 433-1121
                         ------------------------------
                         (Registrant's telephone number,
                              including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17
     CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR
     240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

     On December 2, 2008, United States Steel Corporation ("U. S. Steel") announced that as a result of the company's continuing review and analysis of market conditions and their impact on customers' orders, it is taking further steps to temporarily concentrate North American steelmaking production at Mon Valley Works near Pittsburgh, Pa.; Gary Works in Gary, Ind.; Fairfield Works near Birmingham, Ala.; and Lake Erie Works in Nanticoke, Ontario. As a result, over the next few weeks the company will idle Keetac, an iron ore mining and pelletizing facility in Keewatin, Minn.; Great Lakes Works near Detroit, Mich.; and Granite City Works near St. Louis, Mo. Approximately 3,500 employees will be affected. The unions representing workers at these facilities have been notified of the temporary idling and Worker Adjustment and Retraining Notification Act (WARN) notices will be filed.

Item 9.01. Financial Statements and Exhibits

      (d)  Exhibits

           99.1 Press release titled "U. S. Steel Consolidates Production for Greater Efficiency"


SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED STATES STEEL CORPORATION


By   /s/ Larry G. Schultz
     ---------------------------
     Larry G. Schultz
     Senior Vice President & Controller



Dated:  December 3, 2008